UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

 [X]  Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [ ]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Material Pursuant to S240.14a-12

                                  VPGI CORP.
                -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     None
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                                  VPGI CORP.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held September 5, 2006

 To the Shareholders of VPGI CORP.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of VPGI Corp., a Texas corporation, (the "Company"), will be held at the offices of our outside legal counsel, Robinson Law Firm, 1333 W. McDermott, Suite 200, Allen, Texas 75013, on September 5, 2006, at 4:30 P.M., Central Standard Time, for the following purposes:

      1. To approve a proposal to authorize the Board of Directors, in its discretion, to amend the Company's Articles of Incorporation to effect a reverse split of the outstanding shares of the Company's Common Stock by a ratio not in excess of one (1) for fifty (50), without further approval or authorization of the Company's shareholders.

      2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

      Your Board of Directors recommends that you vote FOR Proposal # 1. Only those Shareholders of record at the close of business on July 31, 2006 will be entitled to receive notice of, and vote at the meeting.

      Your attention is called to the enclosed Proxy Statement.

                               By Order of the Board of Directors,

                               /s/ Joseph R. Rozelle

                               Joseph R. Rozelle
                               Secretary

 Houston, Texas
 July 17, 2006

                                  VPGI CORP.
                        700 Gemini Street, Suite 100
                            Houston, Texas 77056
                               (281) 488-3883
                          _________________________

                               PROXY STATEMENT
                             "PRELIMINARY COPY"
                          _________________________

                      Special Meeting of Shareholders
                              September 5, 2006

                                 INTRODUCTION

      This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of VPGI Corp. (the "Company") on or about August 7, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of our outside legal counsel, Robinson Law Firm, 1333 W. McDermott, Suite 200, Allen, Texas 75013, on September 5, 2006, at 4:30 P.M., Central Standard Time, and any postponement or adjournment thereof.

                              PROXY SOLICITATION

      When proxies in the accompanying form are properly executed and returned, the shares that they represent will be voted at the Special Meeting in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal # 1. The person(s) named as proxies in the accompanying form of proxy were selected by the Board of Directors.

      Any shareholder giving a proxy has the power to revoke it at any time by written notice given to and received by the Secretary of the Company prior to the Special Meeting, or any postponement or adjournment thereof, or upon request if the shareholder is present at the Special Meeting and chooses to vote in person. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to be sure that your shares will be voted at the Special Meeting.

      The Company is making the solicitation of proxies and will bear the expense. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by telephone, telecopy, telegraph or in person. No additional compensation will be paid to such persons for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees and fiduciaries and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.

                      VOTING SECURITIES AND RECORD DATE

      Only holders of record of shares of our common stock, $0.001 par value, (the "Common Stock") as of the close of business on July 31, 2006 (the "Record Date") are entitled to notice of and to vote at the Special Meeting.
  At the close of business on the Record Date, there are expected to be 6,895,454 shares of Common Stock issued and outstanding. The Common Stock is the only class of our voting securities issued and outstanding. Each shareholder of record in this class at the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of Common Stock held. As provided in our Articles of Incorporation, there is no cumulative voting. Holders of the Common Stock have no preemptive or other subscription rights.

                       SECURITY OWNERSHIP OF MANAGEMENT
                        AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information expected as of the Record Date with respect to the beneficial ownership of Common Stock by (i) persons known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) all directors of the Company, (iii) each of the executive officers and (iv) all directors and executive officers of the Company as a group.

      The number of shares of Common Stock beneficially owned by each individual set forth below is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. Each of the persons listed in the following table has sole voting and investment power as to all shares indicated except as set forth in the notes to the table. The information is based upon corporate records, information furnished by each shareholder, or information contained in filings made with the Securities and Exchange Commission.

                                      Number of Shares
  Name and Address                    Amount and Nature             Percent
  of Beneficial Owner                 of Beneficial Ownership       of Class
  -------------------                 -----------------------       --------
  Patrick A. Custer                         2,289,675 (1)            30.46%
  5% Beneficial Owner
  P.O. Box 802808
  Dallas, Texas 75380

  Peak Decision International Limited         350,000 (2)             5.13%
  5% Beneficial Owner
  Unit 1603, 16F, Dina House,
  11 Duddell Street, Central, Hong Kong


 (1) Includes 290,188 shares owned outright by Mr. Custer; 688,000 shares issuable to Mr. Custer upon exercise of vested nonstatutory Employee Stock Options; 1,308,396 shares held of record by Custer Company, Inc., a family trust, over which Mr. Custer exercises voting control; 2,969 shares owned by his wife; 118 shares held by his wife for the benefit of his minor daughter; and 2 shares each held by Mr. Custer for the benefit of his two sons.

 (2)  Common shares owned.


                             REVERSE STOCK SPLIT

      The directors propose to implement a reverse stock split not in excess of one (1) for fifty (50), such that, for example, for every fifty (50) pre-split common shares held by a shareholder, such holder would be entitled to one (1) post-split common share, fractional shares being rounded up to the nearest full post-split share. Should the proposal be adopted by the shareholders, each shareholder's percentage ownership interest in the Corporation and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares.
 The rights and privileges of the holders of shares of common stock will be substantially unaffected by the adoption of the proposal.

 Purpose

      Viability and Marketability of the Company. The primary reason for proposing a reverse stock split is to improve the viability of the Company and to increase its attractiveness as a merger prospect or acquisition candidate. In addition to a reverse split, we also plan to undertake other actions focused on improving the capital structure and future prospects of the Company, such as encouraging convertible security holders to convert their holdings, seeking buyers for our inactive subsidiaries, and seeking to acquire other companies.

      Our current business model has not matured as quickly as we had hoped and, in light of business prospects for the foreseeable future, we have determined that the foregoing actions are in the best interest of our shareholders. The reverse split would be implemented by filing Articles of Amendment to the Articles of Incorporation of the Company with the Texas Secretary of State as soon as practicable after approval by the shareholders. Other actions would be taken as and when opportunities present themselves.

 The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated With the Reverse Stock Split

      A common effect of a reverse stock split is to increase the stock price in the same proportion as the number of shares is adjusted downward. However, we cannot be certain whether the reverse stock split would increase the trading price for our common stock or, if so, whether an increased stock price could be maintained. The history of reverse stock splits for companies in like circumstances is varied. There is no assurance:

        * that the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split; or

        *  that any increase in our stock price could be maintained; or

        * that the reverse stock split would result in a steady per share price that would attract brokers and investors who do not trade in lower priced stocks.

      The market price of our common stock in the future would be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is implemented and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

 Principal Effects of the Reverse Stock Split

      If approved by the shareholders and implemented by the Board of Directors, the reverse stock split would occur simultaneously for all of the Company's Common Stock and the ratio of post-split shares for pre-split shares would be the same for all of such shares. The reverse stock split would affect all common shareholders uniformly and would not affect any common shareholder's percentage ownership interest in the Company. In addition, the reverse stock split would not affect any shareholder's proportionate voting rights. Each share of common stock outstanding after the reverse stock split would be entitled to one vote and would remain fully paid and non-assessable. The Company would continue to be subject to the periodic reporting requirements of the Exchange Act.

      Principal effects of the reverse stock split would be that:

        * based on shares expected to be outstanding as of July 31, 2006 and assuming a one-for-fifty reverse stock split, the number of shares of the Company's common stock issued and outstanding would be reduced from 6,895,454 shares to approximately 137,910, a decrease of 6,757,544 shares, or 98%;

        * the exercise price and/or the number of shares of common stock issuable under the Company's outstanding warrants and options WILL be proportionately adjusted upon the reverse stock split based on the same ratio used with regard to common stock outstanding;

        * the conversion price and/or the number of shares of common stock that may be issued upon the exercise of conversion rights by holders of certain securities convertible into common stock, including our Series H and Series 2002-G preferred stock, and the convertible notes payable to Trident Growth Fund, L.P., WILL be adjusted proportionately, according to their terms; and

        * the number of shares that may be issued upon the exercise of conversion rights by holders of other securities convertible into common stock, including our Series 2004-K and Series 2004-L preferred stock, WILL NOT be adjusted, in accordance with their terms. As a result, upon conversion of their holdings, these security holders would receive the same number of shares of Common Stock to which they would have been entitled before implementation of a reverse stock split.

      A reduction in the number of outstanding shares of the Company's Common Stock could result in decreased liquidity in the Company's common stock. In addition, the reverse stock split could result in some shareholders owning "odd lots" of less than one hundred (100) shares of the Company's common stock on a post-split basis. Odd lots may be more difficult to sell, or may require greater transaction costs per share to sell than do "board lots" of even multiples of one hundred (100) shares.

      Effect on Non-registered Shareholders. Non-registered shareholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by the Company for registered shareholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

      Effect on Authorized Shares. The number of authorized shares of common stock would not be affected by the reverse stock split. The Company would continue to have 80,000,000 shares of common stock and an aggregate of 1,000,000 authorized shares of preferred stock. Based on shares expected to be outstanding as of the Record Date of July 31, 2006 and assuming a one-for-fifty reverse stock split, approximately 79,862,090 shares of common stock will be available for future issuance. The Company's Board of Directors may issue capital stock for proper corporate purposes that may be identified in the future, such as to raise capital through the issuance of securities, to make acquisitions using securities as consideration, to issue securities in connection with strategic relationships with other companies, and to adopt additional employee benefit plans or reserve additional shares for issuance under such plans.

      Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company's Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company 's Board of Directors and stockholders. Other than the reverse stock split proposal, the Company's Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

      Effect on Accounting Matters.    The reverse stock split would not
 affect the par value of the Company's Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Company's Common Stock would be reduced in proportion to the ratio of the reverse split. The per share net income or loss and net book value of the Company's Common Stock would be increased because there would be fewer shares of the Company's Common Stock outstanding.

      Effect on Stock Certificates. Contingent on approval of this proposal by the requisite vote of the Company's shareholders and implementation thereafter by the Board of Directors by filing of an amendment to the Company's Certificate of Incorporation with the Secretary of State of Texas, the reverse stock split becomes effective upon filing the amendment.

      If the Board of Directors implements the reverse stock split, registered shareholders will be sent a transmittal letter from the Company's transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. The transfer agent would forward to each registered shareholder who has sent the required documents a new share certificate representing the number of post-split shares of common stock to which the shareholder is entitled. Until surrendered, each share certificate representing pre-split shares of the common stock of the Company would be deemed for all purposes to represent the number of shares of post-split common shares to which the holder is entitled as a result of the reverse stock split. Shareholders should NOT destroy any stock certificate(s) and should NOT submit any stock certificate(s) until requested to do so.

 No Dissenter's Rights

      Under the Texas Business Corporation Act, the Company's shareholders are not entitled to dissenter's rights with respect to a reverse stock split, and the Company will not independently provide shareholders with any such right.

 Federal Income Tax Consequences of the Reverse Stock Split

      The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split.

      No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split would be the same as the shareholder's aggregate tax basis in the pre-split shares exchanged therefor. The shareholder's holding period for the post-split shares would include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

      OUR VIEW REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE INTERNAL REVENUE SERVICE OR THE COURTS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                          FORWARD LOOKING STATEMENTS

      This Proxy Statement may contain "Forward Looking Statements," which are our expectations, plans, and projections which may or may not materialize, and which are subject to various risks and uncertainties.
 When used in this report, the words "plans," "believes," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Factors which could cause actual results to materially differ from our expectations include the following: general economic conditions; competitive factors; and other risks described from time to time in the our SEC filings. These forward-looking statements speak only as of the date of this Proxy Statement. We expressly disclaim any obligation or undertaking to release publicly any updates or changes in our expectations or any change in events, conditions or circumstances on which any such statement may be based, except as may be otherwise required by the securities laws.

                           QUORUM AND REQUIRED VOTE

      A majority of the issued and outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. An affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, a particular matter, present in person or represented by proxy, shall decide any question brought before such meeting. Voting will be by written ballot.

      Under Texas law and under our Articles of Incorporation and Bylaws, shares of the Common Stock represented in person or by proxy at the Special Meeting which abstain from voting on any matter are considered as being represented at the Special Meeting and entitled to vote on that matter.
 Such shares are therefore counted for the purpose of establishing a quorum but they are not counted for the purpose of establishing a minimum number of votes required to approve any matter. Only those shares voted for or against or which expressly abstained with respect to a particular matter are counted in the vote on that matter. As a result, such an abstention from voting has no effect on the voting on any particular matter. "Broker non-votes" and proxies that simply withhold the authority to vote are not considered as being represented at the Special Meeting and are therefore not counted in establishing a quorum. (The proposal for the reverse stock split is considered to be routine. Normally, if a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.)

                                OTHER MATTERS

      As provided by the Texas Business Corporation Act, only business within the purpose described in the accompanying notice may be conducted at the special meeting of shareholders and we do not expect any other matters to be presented for action by the shareholders at the Special Meeting. If any other matter within such purposes properly comes before the meeting, it is the intent of the Board of Directors that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

                    ANNUAL MEETING SHAREHOLDERS' PROPOSALS

      The date of our next annual meeting has not yet been determined. Our shareholders will be notified in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, by a means reasonably calculated to inform our shareholders of the date. All proposals from shareholders to be considered at our next annual meeting must be received in writing by the Secretary of the Company, c/o our outside legal counsel, Robinson Law Firm, 1333 W. McDermott, Suite 200, Allen, Texas 75013. The proposals must be received a reasonable time before we begin to print and mail the proxy materials for the meeting, in order that they may be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

      ALL PROXIES IN THE ACCOMPANYING FORM PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS GIVEN, SUCH PROXIES PROPERLY EXECUTED WILL BE VOTED "FOR" THE PROPOSAL SET FORTH HEREIN.

                               By Order of the Board of Directors,

                               /s/ Joseph R. Rozelle
                               Joseph R. Rozelle
                               Secretary

 July 17, 2006
 Houston, Texas

                           Addendum - Form of Proxy

                                  VPGI CORP.
              PROXY SOLICITED BY DIRECTORS FOR SPECIAL MEETING
                              September 5, 2006

 The undersigned, having received the Notice of Special Meeting and Proxy Statement, hereby appoint(s) Billy J. Robinson and Joseph R. Rozelle, proxies to represent the undersigned, with full power of substitution, at the Special Meeting of Shareholders of VPGI Corp., to be held on Tuesday, September 5, 2006 at 4:30 P.M., Central Standard Time, at 1333 W. McDermott, Suite 200, Allen, Texas 75013 and at any and all postponements or adjournments thereof:

                 (continued and to be signed on reverse side)
                          --------------------------
                       Please date, sign and mail your
                     proxy card back as soon as possible!

                       Special Meeting of Shareholders
                                  VPGI CORP.

                              September 5, 2006

               Please Detach and Mail in the Envelope Provided
                                  ----------
 A [X] Please mark your votes as indicated in this example.

      The directors recommend a vote FOR Proposal #1.

 1. To approve a proposal to authorize the Board of Directors, in its discretion, to amend the Company's Articles of Incorporation to effect a reverse split of the outstanding shares of the Company's Common Stock by a ratio not in excess of one (1) for fifty (50), without further approval or authorization of the Company's shareholders.

      FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

 Unless otherwise specified in the squares provided, the proxies shall vote FOR Proposal #1.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE

 ____________________   ___________________________   Dated ___________, 2006
 (Signature)(Title)     (Signature if Held Jointly)

 NOTE:     Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.
  If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.